Exhibit 99.1

Investor Contact:
Jordan M. Copland
Executive Vice President and Chief Financial Officer
GSI Commerce, Inc.
(610) 491-7000
ir@gsicommerce.com

Media Contact:
Stephanie Larkin
Corporate Communications
GSI Commerce, Inc.
(610) 491-7013
larkins@gsicommerce.com

FOR IMMEDIATE RELEASE

GSI COMMERCE REPORTS FOURTH QUARTER FISCAL 2003 AND FULL FISCAL

YEAR 2003 RESULTS

Company Achieves EBITDA and GAAP Profit in Fourth Quarter and EBITDA Profit for Full Year

KING OF PRUSSIA, PENNSYLVANIA, February 18, 2004 – GSI COMMERCE, INC. (NASDAQ: GSIC), today announced operating results for the fourth quarter and fiscal year ended January 3, 2004.

Fourth Quarter Fiscal 2003 Financial Results

Net Revenues and Net Merchandise Sales:

Net revenues were $95.2 million for the fourth quarter of fiscal 2003, a 26% increase compared to net revenues of $75.3 million for the fourth quarter of fiscal 2002.

Net merchandise sales, a non-GAAP financial measure, were $120.3 million for the fourth quarter of fiscal 2003, a 46% increase compared to net merchandise sales of $82.2 million for the fourth quarter of fiscal 2002. Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

Excluding sales attributable to the Ashford.com business, which GSI Commerce sold in December 2002, net revenues increased 44% in the fourth quarter of fiscal 2003 and net merchandise sales increased 65% in the fourth quarter of fiscal 2003. These financial measures as adjusted may be considered non-GAAP financial measures.

Net merchandise sales from the sporting goods category increased 54% in the fourth quarter of fiscal 2003 to $52.1 million compared to $33.9 million in the fourth quarter of fiscal 2002.

Net merchandise sales attributable to Ashford.com were less than $0.1 million in the fourth quarter of fiscal 2003, a decline of almost 100% compared to $9.3 million in the fourth quarter of fiscal 2002.

Net merchandise sales from Other categories increased 75% in the fourth quarter of fiscal 2003 to $68.1 million from $39.0 million in the fourth quarter of fiscal 2002.

Net Income, EPS and EBITDA:

Net income was $2.7 million for the fourth quarter of fiscal 2003, an improvement of $17.5 million compared to a net loss of $14.8 million for the fourth quarter of fiscal 2002.

Net income per share was $0.07 for the fourth quarter of fiscal 2003 compared to net loss per share of $0.38 in the fourth quarter of fiscal 2002, an improvement of $0.45 per share.

EBITDA, a non-GAAP financial measure, was $5.9 million for the fourth quarter of fiscal 2003, an improvement of $16.3 million compared to an EBITDA loss of $10.4 million for the fourth quarter of fiscal 2002. EBITDA represents earnings (or losses) before interest income/expense, taxes, depreciation and amortization and stock-based compensation.

Gross Profit and Operating Expenses:

Gross profit was $36.4 million in the fourth quarter of fiscal 2003, an increase of 65% compared to gross profit of $22.1 million in the fourth quarter of fiscal 2002. Gross margin was 38.2% for the fourth quarter of fiscal 2003 compared to gross margin of 29.3% for the fourth quarter of fiscal 2002, an increase of 890 basis points.

Operating expenses were $33.9 million for the fourth quarter of fiscal 2003, a decline of 8% compared to $36.8 million for the fourth quarter of fiscal 2002. Excluding restructuring costs related to Ashford.com and net loss on the sale of Ashford.com assets, operating expenses, which as adjusted may be considered a non-GAAP financial measure, increased 5% in the fourth quarter of fiscal 2003. As a percentage of net revenues, operating expenses were 35.6% in the fourth quarter of fiscal 2003 compared to 48.8% in the fourth quarter of fiscal 2002. Excluding restructuring costs related to Ashford.com and net loss on the sale of Ashford.com assets, operating expenses, which as adjusted may be considered a non-GAAP financial measure, as a percentage of net revenues were 42.7% in the fourth quarter of fiscal 2002.

Fiscal 2003 Financial Results

Net Revenues and Net Merchandise Sales:

Net revenues were $241.9 million for fiscal 2003, a 40% increase compared to net revenues of $172.6 million for fiscal 2002.

Net merchandise sales were $282.0 million for fiscal 2003, a 58% increase compared to net merchandise sales of $178.3 million for fiscal 2002.

Excluding sales attributable to the Ashford.com business, net revenues increased 60% in fiscal 2003 and net merchandise sales increased 79% in fiscal 2003. These financial measures as adjusted may be considered non-GAAP financial measures.

Net merchandise sales from the sporting goods category increased 33% in fiscal 2003 to $128.5 million compared to $96.7 million in fiscal 2002.

Net merchandise sales attributable to Ashford.com were $1.0 million in fiscal 2003, a decline of 95% compared to $21.6 million in fiscal 2002.

Net merchandise sales from Other categories increased 154% in fiscal 2003 to $152.5 million from $60.0 million in fiscal 2002.

Net Income, EPS and EBITDA:

Net loss was $12.1 million for fiscal 2003, an improvement of $21.7 million compared to a net loss of $33.8 million for fiscal 2002.

Net loss per share was $0.30 for fiscal 2003 compared to net loss per share of $0.88 in fiscal 2002, an improvement of $0.58 per share.

EBITDA, a non-GAAP financial measure, was $0.1 million for fiscal 2003, an improvement of $23.6 million compared to an EBITDA loss of $23.5 million for fiscal 2002.

Gross Profit and Operating Expenses:

Gross profit was $87.2 million in fiscal 2003, an increase of 49% compared to gross profit of $58.4 million in fiscal 2002. Gross margin was 36.0% for fiscal 2003 compared to gross margin of 33.8% for fiscal 2002, an increase of 220 basis points.

Operating expenses were $100.4 million for fiscal 2003, an increase of 8% compared to $92.8 million for fiscal 2002. Excluding restructuring costs related to Ashford.com and net loss on the sale of Ashford.com assets, operating expenses, which as adjusted may be considered a non-GAAP financial measure, increased 13% in fiscal 2003. As a percentage of net revenues, operating expenses were 41.5% in fiscal 2003 compared to 53.8% in fiscal 2002. Excluding restructuring costs related to Ashford.com and net loss on the sale of Ashford.com assets, operating expenses, which as adjusted may be considered a non-GAAP financial measure, as a percentage of net revenues were 51.3% in fiscal 2002.

Balance Sheet

Cash, cash equivalents, short-term investments and marketable securities were $69.5 million at the end of fiscal 2003, a decrease of $5.3 million from $74.8 million at the end of fiscal 2002. Inventory was 6% lower at the end of fiscal 2003 and net property and equipment were 8% lower at the end of fiscal 2003 compared to the end of fiscal 2002. GSI Commerce had no debt at the end of fiscal 2003 or the end of fiscal 2002. Accounts payable, accrued expenses and other declined 3% at the end of fiscal 2003 compared to the end of fiscal 2002.

Management’s Commentary

Michael Rubin, Chairman and CEO of GSI Commerce, commented, “Fiscal 2003 represented an inflection point for GSI Commerce, as we delivered strong results highlighted by our first full year EBITDA profit since launching our initial web sites in fiscal 1999. Our proven track record, expertise, and infrastructure also contributed to a successful expansion of our partner base in fiscal 2003 with the addition of Ace Hardware, Linens ‘n Things, Liz Claiborne, Major League Baseball, NASCAR, Public Broadcasting Service, Polo.com, Rockport and Timberland.”

Mr. Rubin, continued, “A critical aspect of our success has been ongoing investments to continually enhance our scale and capabilities. Our guidance for fiscal 2004, which includes our expectation for our first full year GAAP net income, reflects a continuation of significant investment spending, while only containing projected revenue from agreements that have already been signed.”

Highlights Since October 29, 2003

•	GSI Commerce announced that it had been selected to develop and operate the new e-commerce store for Major League Baseball. The new e-commerce store launched on January 30, 2004.

•	GSI Commerce, through its majority owned subsidiary GSI-Chelsea Solutions, LLC, was selected by Liz Claiborne, Inc., The Timberland Company and Polo.com as the new e-commerce provider for their e-commerce businesses.

Financial Guidance

The following forward-looking statements reflect GSI Commerce’s expectations as of February 18, 2004. GSI Commerce provides guidance for its business only based on agreements that have already been signed. Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce, and various other risk factors discussed below, actual results may differ materially.

Fiscal 2004 Expectations

•	Net revenues are expected to be in the range of $290-$305 million.

•	Net merchandise sales are expected to be in the range of $425-$440 million.

•	Net income is expected to be in the range of $0-$2 million.

•	EBITDA is expected to be in the range of $13-$15 million.

First Quarter 2004 Expectations

•	Net revenues are expected to be in the range of $58-$62 million.

•	Net merchandise sales are expected to be in the range of $77-$81 million.

•	Net loss is expected to be in the range of $4.0-$5.0 million.

•	EBITDA loss is expected to be in the range of $1.0-$2.0 million.

Non-GAAP Financial Measures

This press release contains EBITDA, net merchandise sales and certain GAAP revenue and expense measures that exclude the Ashford.com business which may be considered non-GAAP financial measures. GSI Commerce uses EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense which may fluctuate materially due to fluctuations in the price of GSI Commerce’s common stock both on a quarterly basis and on an annual basis and does not consistently reflect GSI Commerce’s results from its core business activities. GSI Commerce also uses net merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and business management costs such as marketing department staffing levels are related to the amount of sales made through GSI Commerce’s platform, whether or not GSI Commerce records the revenue from such sales. GSI Commerce believes that investors will have a more thorough understanding of its expense trends if they have visibility to both GAAP revenue as well as the non-GAAP financial measure net merchandise sales. In addition, GSI Commerce uses certain GAAP revenue and expense financial measures that exclude the Ashford.com business, which GSI Commerce sold in December 2002. GSI Commerce believes that investors will have better insight into potential future trends and business performance by analyzing revenue and expense financial measures in the categories in which GSI Commerce currently operates. These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. These financial measures included in this press release have been reconciled to the nearest GAAP measure as is required under SEC rules.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Fourth Quarter Conference Call

A conference call to discuss GSI Commerce’s fourth quarter 2003 and full year 2003 financial results will be held at 4:45 p.m. EST on February 18, 2004. For access to the conference call, call 1-888-928-9510 by 4:30 p.m. EST. The password is “Commerce” and the leader’s name is “Michael Rubin.” A tape recording of the conference call will be available, starting one hour after completion of the call, until the end of business on March 1, 2004. To access the recording, call 1-800-262-4960.

A live Webcast of the conference call will also be available at www.gsicommerce.com or www.streetevents.com. A replay of the Webcast will be available for a limited time.

About GSI Commerce

GSI Commerce is a leading outsource solution provider for e-commerce. The company develops and operates e-commerce businesses for retailers, branded manufacturers, media companies, television networks and professional sports organizations. The GSI Commerce platform includes Web site design and development, e-commerce technology, customer service, fulfillment, merchandising, content development and management, and online and database marketing.

Forward-Looking Statements

All statements made in this release and to be made in GSI Commerce’s fourth quarter 2003 conference call, including those in the tape recording, live audio and Webcast replay of the call, other than statements of historical fact, are or will be forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “would”, “should”, “guidance”, “potential”, “continue”, “confident”, “prospects”, and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industries and markets in which GSI Commerce operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the Securities and Exchange Commission. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by GSI Commerce.

# # #

GSI COMMERCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 28, 2002	January 3, 2004
ASSETS
Current assets:
Cash and cash equivalents	$61,004	$57,558
Short-term investments	2,280	—
Marketable securities	11,543	11,912
Accounts receivable, net of allowance of $1,533 and $709, respectively	3,974	4,898
Inventory	24,306	22,910
Current portion - notes receivable	900	1,377
Prepaid expenses and other current assets	2,078	1,848

Total current assets	106,085	100,503

Property and equipment, net	48,669	44,840
Goodwill, net	13,453	13,453
Notes receivable	3,523	2,356
Other equity investments	2,159	2,159
Other assets, net of accumulated amortization of $1,250 and $2,644, respectively	13,684	12,272

Total assets	$187,573	$175,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,664	$27,677
Accrued expenses and other	20,283	22,538
Deferred revenue	15,025	14,998
Current portion - capital lease obligations	78	—

Total current liabilities	67,050	65,213

Mandatorily redeemable preferred stock, Series A, $0.01 par value, 10,000 shares authorized; 200 and 0 shares issued as of December 28, 2002 and January 3, 2004, respectively; 0 shares outstanding as of December 28, 2002 and January 3, 2004, respectively	—	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 4,990,000 shares authorized; 0 shares issued and outstanding as of December 28, 2002 and January 3, 2004, respectively	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized; 38,857,855 and 40,781,036 shares issued as of December 28, 2002 and January 3, 2004, respectively; 38,783,645 and 40,779,826 shares outstanding as of December 28, 2002 and January 3, 2004, respectively	389	408
Additional paid in capital	285,625	287,571
Accumulated other comprehensive income	57	—
Accumulated deficit	(165,547)	(177,609)

	120,524	110,370
Less: Treasury stock, at par	1	—

Total stockholders’ equity	120,523	110,370

Total liabilities and stockholders’ equity	$187,573	$175,583

GSI COMMERCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2002	January 3, 2004	December 28, 2002	January 3, 2004
Revenues:
Net revenues from product sales	$69,098	$84,094	$154,819	$216,510
Service fee revenues	6,223	11,115	17,819	25,409

Net revenues	75,321	95,209	172,638	241,919
Cost of revenues from product sales	53,247	58,793	114,258	154,731

Gross profit	22,074	36,416	58,380	87,188

Operating expenses:
Sales and marketing, exclusive of $377, $600, $532 and $1,527 reported below as stock-based compensation, respectively	19,460	22,891	49,757	58,226
Product development, exclusive of $0, $4, $(44) and $42 reported below as stock-based compensation, respectively	4,213	3,861	12,933	15,414
General and administrative, exclusive of $61, $11, $(87) and $366 reported below as stock-based compensation, respectively	4,214	3,679	14,971	13,392
Restructuring costs related to Ashford.com	1,680	55	1,680	74
Net loss on sale of Ashford.com assets	2,945	—	2,566	—
Stock-based compensation	438	615	401	1,935
Depreciation and amortization	3,817	2,835	10,509	11,386

Total operating expenses	36,767	33,936	92,817	100,427

Other (income) expense:
Interest expense	360	—	749	—
Interest income	(281)	(263)	(1,377)	(1,177)

Total other (income) expense	79	(263)	(628)	(1,177)

Net income (loss)	$(14,772)	$2,743	$(33,809)	$(12,062)

Earnings (losses) per share - basic and diluted:
Net income (loss)	$(0.38)	$0.07	$(0.88)	$(0.30)

Weighted average shares outstanding:
basic	38,771	40,737	38,566	39,638

diluted	38,771	42,180	38,566	39,638

GSI COMMERCE, INC. AND SUBSIDIARIES

EBITDA AND RECONCILIATION TO GAAP RESULTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2002	January 3, 2004	December 28, 2002	January 3, 2004
EBITDA:
Net income (loss) excluding interest income and expense, taxes and charges for stock-based compensation and depreciation and amortization	$(10,438)	$5,930	$(23,527)	$82

Net income (loss) excluding interest income and expense, taxes and charges for stock-based compensation and depreciation and amortization, per share:
basic	$(0.27)	$0.15	$(0.61)	$0.00

diluted	$(0.27)	$0.14	$(0.61)	$0.00

Reconciliation of EBITDA to GAAP results:
EBITDA	$(10,438)	$5,930	$(23,527)	$82

Interest expense	360	—	749	—
Interest income	(281)	(263)	(1,377)	(1,177)
Taxes	—	—	—	—
Stock-based compensation	438	615	401	1,935
Depreciation and amortization	3,817	2,835	10,509	11,386

Net income (loss)	$(14,772)	$2,743	$(33,809)	$(12,062)

GSI COMMERCE, INC. AND SUBSIDIARIES

PRO FORMA OPERATING EXPENSES AND RECONCILIATION TO GAAP RESULTS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2002	January 3, 2004	December 28, 2002	January 3, 2004
Pro forma operating expenses:
Operating expenses excluding restructuring costs related to Ashford.com and net loss on sale of Ashford.com assets	$32,142	$33,881	$88,571	$100,353

Reconciliation of pro forma operating expenses to GAAP results:
Pro forma operating expenses	$32,142	$33,881	$88,571	$100,353
Restructuring costs related to Ashford.com	1,680	55	1,680	74
Net loss on sale of Ashford.com assets	2,945	—	2,566	—

Total operating expenses	$36,767	$33,936	$92,817	$100,427

GSI COMMERCE, INC. AND SUBSIDIARIES

NET MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 28, 2002	January 3, 2004	Variance
			Amount	%
Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$33,927	$52,080	$18,153	54%
Ashford.com (2)	9,319	41	(9,278)	-100%
Other	38,965	68,133	29,168	75%

Total net merchandise sales (1) - (a non-GAAP financial measure)	$82,211	$120,254	$38,043	46%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$33,927	$51,955	$18,028	53%
Ashford.com (3)	9,319	41	(9,278)	-100%
Other	25,852	32,098	6,246	24%

Total net revenues from product sales	69,098	84,094	14,996	22%

Service fee revenues	6,223	11,115	4,892	79%

Total net revenues - (GAAP basis)	$75,321	$95,209	$19,888	26%

Reconciliation of net merchandise sales (1) to net revenues:
Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$33,927	$52,080	$18,153	54%
Ashford.com	9,319	41	(9,278)	-100%
Other	38,965	68,133	29,168	75%

Total net merchandise sales (1) - (a non-GAAP financial measure)	82,211	120,254	38,043	46%
Less:
Sales by partners (4):
Category:
Sporting goods	—	(125)	(125)	—
Ashford.com	—	—	—	—
Other	(13,113)	(36,035)	(22,922)	175%

Total sales by partners (4)	(13,113)	(36,160)	(23,047)	176%
Add:

Service fee revenues	6,223	11,115	4,892	79%

Net revenues - (GAAP basis)	$75,321	$95,209	$19,888	26%

(1)	Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.
(2)	Net merchandise sales excluding Ashford.com increased 65% from $72.9 million for the three-month period ended December 28, 2002 to $120.2 million for the three-month period ended January 3, 2004. Net merchandise sales including Ashford.com increased 46% from $82.2 million for the three-month period ended December 28, 2002 to $120.3 million for the three-month period ended January 3, 2004.
(3)	Net revenues excluding Ashford.com increased 44% from $66.0 million for the three-month period ended December 28, 2002 to $95.2 million for the three-month period ended January 3, 2004. Net revenues including Ashford.com increased 26% from $75.3 million for the three-month period ended December 28, 2002 to $95.2 million for the three-month period ended January 3, 2004.
(4)	Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES

NET MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS

(Dollars in thousands)

(Unaudited)

	Fiscal Year Ended
	December 28, 2002		January 3, 2004	Variance
				Amount	%
Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$96,669	(5)	$128,489	$31,820	33%
Ashford.com (2)	21,617		1,034	(20,583)	-95%
Other	60,014		152,503	92,489	154%

Total net merchandise sales (1) - (a non-GAAP financial measure)	$178,300		$282,026	$103,726	58%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$96,669	(5)	$128,360	$31,691	33%
Ashford.com (3)	21,617		1,034	(20,583)	-95%
Other	36,533		87,116	50,583	138%

Total net revenues from product sales	154,819		216,510	61,691	40%

Service fee revenues	17,819		25,409	7,590	43%

Total net revenues - (GAAP basis)	$172,638		$241,919	$69,281	40%

Reconciliation of net merchandise sales (1) to net revenues:
Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$96,669	(5)	$128,489	$31,820	33%
Ashford.com	21,617		1,034	(20,583)	-95%
Other	60,014		152,503	92,489	154%

Total net merchandise sales (1) - (a non-GAAP financial measure)	178,300		282,026	103,726	58%
Less:
Sales by partners (4):
Category:
Sporting goods	—		(129)	(129)	—
Ashford.com	—		—	—	—
Other	(23,481)		(65,387)	(41,906)	178%

Total sales by partners (4)	(23,481)		(65,516)	(42,035)	179%
Add:
Service fee revenues	17,819		25,409	7,590	43%

Net revenues - (GAAP basis)	$172,638		$241,919	$69,281	40%

(1)	Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.
(2)	Net merchandise sales excluding Ashford.com increased 79% from $156.7 million for the fiscal year ended December 28, 2002 to $281.0 million for the fiscal year ended January 3, 2004. Net merchandise sales including Ashford.com increased 58% from $178.3 million for the fiscal year ended December 28, 2002 to $282.0 million for the fiscal year ended January 3, 2004.
(3)	Net revenues excluding Ashford.com increased 60% from $151.0 million for the fiscal year ended December 28, 2002 to $240.9 million for the fiscal year ended January 3, 2004. Net revenues including Ashford.com increased 40% from $172.6 million for the fiscal year ended December 28, 2002 to $241.9 million for the fiscal year ended January 3, 2004.
(4)	Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.
(5)	Includes $8.3 million from sales of one of GSI Commerce’s partner’s products sold primarily through its direct response television campaigns in addition to Web site and toll-free number sales.